                           AMENDED AND RESTATED BYLAWS

                                       OF

                 SEB TRYGG LIFE (USA) ASSURANCE COMPANY LIMITED

                                FORMERLY KNOWN AS
                      S-E-B LIFE INSURANCE COMPANY (U.S.A.)


                                    ARTICLE I
                                    ---------
                            MEETINGS OF STOCKHOLDERS
                            ------------------------

         Section 1. Annual Meeting. The annual meeting of the stockholders of the corporation shall be held at the principal office of the corporation, or at such other place as shall be set forth in the notice of meeting, on the first Tuesday of April, or on such other date as the Board of Directors or the President may determine, for the purpose of electing directors and for the transaction of such other business as may be brought before the meeting.

         Section 2. Notice of Annual Meeting. Notice of the time and place of holding such annual meeting shall be given by the Secretary by mailing a copy thereof to each stockholder entitled to vote thereat at his address as it appears on the books of the corporation, or by delivering it to him in person, not less than ten days nor more than sixty days before such meeting. The officer or agent having charge of the stock transfer books for shares of the corporation shall make a complete record of the shareholders entitled to vote at such meeting or any adjournment thereof, arranged in alphabetical order, with the address of and the number of shares held by each. Such record shall be produced and kept open at the time and place of the meeting and shall be subject to the inspection of any stockholder during the whole time of the meeting for the purposes thereof.

         Section 3. Special Meetings. Special meetings of the stockholders, to be held at the principal office of the corporation or elsewhere, shall be called by the President, and must be called by him, or in his absence by the Vice President, on receipt of a written request from the holders of a majority of the outstanding stock of the corporation or from a majority of the directors of the corporation.

         Section 4. Notice of Special Meetings. Notice of the time, place, and purpose of each special meeting shall be given by the Secretary by mailing a copy thereof to each stockholder entitled to vote thereat at his address as it appears on the books of the corporation, or by delivering it to him in person, at least ten days and not more than sixty days prior to the date of such meeting.

         Section 5. Waiver of Notice of Meeting. Notice of any meeting of stockholders, annual or special, shall not be required to be given to any stockholder entitled to vote thereat who shall attend such meeting in person or by proxy, or who shall before or after such meeting, in person or by proxy thereunto authorized, waive notice of such meeting in writing or by telegraph or cable.

         Section 6. Quorum; Adjournments of Meetings. At all meetings of the stockholders, except as otherwise provided by law, the holders of a majority of the outstanding stock of the corporation, present in person or by proxy and entitled to vote thereat, shall constitute a quorum for the transaction of business, unless the representation of a larger number shall be required by law, in which event such number shall constitute a quorum. In the absence of a quorum, a majority in interest of the stockholders so present or represented may adjourn the meeting from time to time until a quorum is obtained. No notice shall be necessary for any such adjourned meeting except the statement at the meeting which is adjourned. At any such adjourned meeting at which a quorum is present, any business may be transacted which might have been transacted at the meeting as originally called. If the adjournment is for more than thirty days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

         Section 7. Organization. Except where otherwise provided by statute, the President of the corporation, and in his absence the Vice President, shall call meetings of the stockholders and shall act as chairman of such meetings. In the absence of the President and Vice President, a chairman shall be chosen by the stockholders present. The Secretary of the corporation shall act as secretary at all meetings of the stockholders, but in the absence of the Secretary the presiding officer may appoint any person to act as secretary of the meeting.

         Section 8. Voting. At each meeting of the stockholders, every stockholder entitled to vote thereat shall be entitled to vote in person or by proxy appointed by an instrument in writing, subscribed by such stockholder or his duly authorized attorney, and delivered to the secretary of the meeting, and he shall have one vote for each share of the voting stock outstanding in his name, except that the cumulative system of voting as required by the laws of Arizona shall govern the election of directors. Upon demand of any stockholder, the votes for directors or upon any question before the meeting shall be by ballot.

         Section 9. Consents. Whenever the vote of stockholders is required or permitted to be taken at a meeting thereof in connection with any corporate action, the meeting and the vote of stockholders may be dispensed with if all the stockholders who would have been entitled to vote upon the actions, if such meeting were held, shall consent in writing to such corporate actions being taken.

                                   ARTICLE II
                                   ----------
                               BOARD OF DIRECTORS
                               ------------------

         Section 1. Number, Qualifications, Election, and Term of Office. The number of directors shall be between five (5) and fifteen (15) which number may be altered from time to time in accordance with Arizona General Corporation Law, title 10, Chapter 8, Section 10-803. No director need be a holder of capital stock of the corporation. The directors shall be elected annually, and each shall continue in office until the next annual meeting held after his election and until his successor shall have been elected and qualified, except that a director may be removed with or without cause, and his successor elected and qualified, in advance of an annual meeting, at a special meeting of stockholders called for that purpose, by vote of a majority of the outstanding stock of the corporation. A director whose removal is thus proposed shall be given written notice of the meeting not less than seven days prior thereto.

         Section 2. Vacancies and Resignation. In case of any vacancy in the Board of Directors through death, resignation, disqualification, increase in number, or other cause, the remaining director or directors, although less than a quorum, by affirmative vote of a majority thereof may elect a successor or successors to hold office for the unexpired portion of the term of the vacant director or directors positions, and until the election and qualification of his successor or successors. Any director of the corporation may resign by giving written notice to the President or Secretary, which resignation shall be effective on the date specified in the notice, or, if no date is specified, upon its acceptance by the Board of Directors.

         Section 3. Powers and Duties. The Board of Directors shall have general power to manage and control the business and property of the corporation.

         Section 4. Place of Meeting. The Board of Directors may hold its meetings at such place or places within or without the State of Arizona as the Board may from time to time determine.

         Section 5. Annual Meeting. After each annual meeting of stockholders for the election of directors, the newly elected Board of Directors shall meet for the purpose of organization and the transaction of such other business as may properly come before the meeting. Such an annual meeting shall be held at the place where the annual meeting of stockholders was held at which they were elected, or at such other place as the new Board shall determine. Notice of such annual meeting need not be given.

         Section 6. Regular Meetings: Notice. Regular meetings of the Board of Directors may be held at such time and place as may be determined by the Board, and thereupon no notice of such regular meetings need be given.

         Section 7. Special Meetings: Notice. Special meetings of the Board of Directors shall be held at any time and place upon the call of the President, and must be called by the President on receipt of a written request of any two directors. Notice of the time, place, and purpose of every special meeting of the Board shall be given to each director by the President or Secretary either by mail, personally, telegram, telefax, facsimile, or telephone at least one day before the meeting.

         Section 8. Waiver of Notice of Meeting. Notice of any special meeting of the Board of Directors need not be given to any director who shall attend such meeting in person or shall participate in such meeting by telephone, or who shall before or after such meeting waive notice in writing, by telegraph, by facsimile, or by cable.

         Section 9. Quorum. A majority of the directors in office present in person or by participation by telephone shall constitute a quorum for the transaction of business, but if at any meeting of the Board there shall be less than such quorum, the directors present may adjourn the meeting from time to time until a quorum is obtained. No notice shall be necessary for any such adjourned meeting except the statement at the meeting which is adjourned.

         Section 10. Organization. Every meeting of the Board of Directors shall be presided over by the Chairman of the Board, or in his absence the President. In the absence of the Chairman and the President, a presiding officer shall be chosen by the directors present. The Secretary of the corporation shall act as secretary of the meeting, but in his absence the presiding officer may appoint any person to act as secretary of the meeting.

         Section 11. Consents. Whenever the vote of directors is required or permitted to be taken at a meeting thereof in connection with any corporate action, the meeting and the vote of directors may be dispensed with if all the directors shall consent in writing to such corporate actions being taken.

         Section 12. Action Without Meeting. Unless otherwise restricted by the articles of incorporation or these bylaws, any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting if all members of the Board or committee, as the case may be, consent thereto in writing and the writing or writings are filed with the minutes of proceedings of the Board or committee.

         Section 13. Compensation. The directors may be paid their expenses, if any, of attendance at each meeting of the Board of Directors, and may be paid a fixed sum for attendance at each meeting of the Board of Directors or a stated salary as director. No such payment shall preclude any director from serving the corporation in any other capacity and receiving compensation therefor. Members of special or standing committees may be allowed like compensation for attending such meetings. The amount or rate of such compensation of members of the Board of Directors or of committees shall be established by the Board of Directors and shall be set forth in the minutes of the Board.

         Section 14. Distributions From Capital Surplus. The Board of Directors of the corporation may, from time to time, distribute on a pro rata basis to its stockholders out of the capital surplus of the corporation a portion of its assets, in cash or property.

         Section 15. Repurchase of Shares. The Board of Directors of the corporation may from time to time cause the corporation to purchase its own shares to the extent of the unreserved and unrestricted earned and capital surplus of the corporation.

         Section 16. Chairman of the Board. If the Board of Directors appoints a Chairman of the Board, he shall, notwithstanding any other provision in these bylaws to the contrary, preside at all meetings of stockholders and the Board of Directors. He shall have such powers and perform such other duties as may be prescribed by the Board of Directors.


                                   ARTICLE III
                                   -----------
                                    OFFICERS
                                    --------

         Section 1. Number. The officers of the corporation shall be a President, one or more Vice Presidents, a Secretary, a Treasurer, and such other officers as may be appointed from time to time by the Board of Directors. One person may hold any two offices in the corporation, except for the offices President and Secretary.

         Section 2. Election, Qualification and Term of Office. The officers of the corporation shall be chosen annually at the first meeting of the newly elected Board of Directors held immediately following the annual meeting of stockholders.

         Section 3. Other Officers and Agents. The Board of Directors may appoint from time to time such other officers or agents as it shall deem necessary, each of whom shall hold office during the pleasure of the Board and have such authority and perform such duties as the Board of Directors may from time to time determine.

         Section 4. Removal and Resignation. Any officer, agent or employee of the corporation may be removed, with or without cause, by the Board of Directors, and may resign by giving written notice to the President or Secretary, which resignation shall be effective on the date specified in the notice, or, if no date is specified, upon its acceptance by the Board of Directors.

         Section 5. President: Powers and Duties. The President shall, subject to the control of the Board of Directors, have general charge of the business of the corporation. He shall keep the Board of Directors fully informed, shall freely consult with them concerning the business of the corporation, and shall perform such other duties as may be assigned to him by the Board of Directors. He may sign, in the name of the corporation, all authorized contracts, documents, checks, and bonds, or other obligations.

         Section 6. Vice President: Powers and Duties. In the absence of the President, the Vice President (and if there be more than one, then the First Vice President, and in his absence then the Second Vice President, and so on) shall assume and exercise all the powers of the President. The Vice President or Vice Presidents shall perform such other duties and have such other powers as the Board of Directors may prescribe.

          Section 7. Secretary: Powers and Duties. The Secretary shall keep the minutes of all meetings in the books proper for that purpose. He shall attend to the giving and serving of all notices of the corporation. He may sign in the name of the corporation all authorized contracts, documents, checks, bonds, or other obligations, and he shall affix the seal of the corporation thereto. He shall have charge of the certificate books, stock books, and such other books and papers as the Board of Directors may direct. He shall make all such corporate records available for inspection as required by law.

         Section 8. Assistant Secretary. The Board of Directors may appoint one or more Assistant Secretaries who shall have such powers and perform such duties as may be prescribed by the Board of Directors.

         Section 9. Treasurer: Powers and Duties. The Treasurer shall have the custody of all of the funds and securities of the corporation. He shall endorse on behalf of the corporation, for collection, checks, notes, and other obligations, and shall deposit the same to the credit of the corporation in such bank or banks as the Board of Directors may designate. He shall sign all receipts and vouchers for payments made to the corporation. He may sign in the name of the corporation all authorized contract, documents, checks, bonds, and other obligations. He shall keep books of account of the financial business and affairs of the corporation, and shall render a statement of its accounts and records to the Board of Directors or to the stockholders at a meeting thereof whenever so required. He shall exhibit all accounts and records to any director upon reasonable request. He shall make all such records available for inspection as required by law.

         Section 10. Assistant Treasurer. The Board of Directors may appoint one or more Assistant Treasurers who shall have such powers and perform such duties as may be prescribed by the Board of Directors.


                                   ARTICLE IV
                                   ----------
                 CONTRACTS, CHECKS, DRAFTS, BANK ACCOUNTS, ETC.
                 ----------------------------------------------

         Section 1. Contracts. Any contract or instrument necessary for the business of the corporation may be signed by the President or by any other officers thereunto authorized by the Board of Directors, and attested by the Secretary, who may affix thereto the seal of the corporation.

         Section 2. Bank Accounts. All funds of the corporation shall be deposited from time to time to the credit of the corporation in such banks, trust companies, or other depositories as the Board of Directors may select, or as may be selected by any officer or officers, agent or agents, of the corporation to whom such power may from time to time be delegated by the Board of Directors.


         Section 3. Checks, Drafts, Etc. All checks, drafts, or orders for the payment of money, and all notes and other evidences of indebtedness issued in the name of the corporation, shall be signed by such officer or officers, or person or persons, as shall from time to time be authorized so to do by resolution of the Board of Directors.

                                    ARTICLE V
                                    ---------
                      SHARES AND THEIR TRANSFER: DIVIDENDS
                      ------------------------------------

         Section 1. Certificates of Stock. Certificates for the shares of the respective classes of capital stock of the corporation shall be numbered in the order of their issue, and shall be signed by the President or the Vice President and by the Secretary or Treasurer, and the seal of the corporation shall be thereunto affixed.

         Section 2. Transfer of Stock. Transfers of the shares of the capital stock of the corporation shall be made on the books of the corporation only by the holder thereof or by his attorney thereunto authorized by a power of attorney duly executed by the stockholder and filed with the Secretary of the corporation, and on surrender of the certificate or certificates for such shares. Every certificate surrendered to the corporation shall be marked "Cancelled", and no new certificate shall be issued in exchange therefor until the old certificate has been surrendered and cancelled. A person in whose name shares of stock stand on the books of the corporation shall be deemed the sole owner thereof as regards the corporation.

          Section 3. Lost, Destroyed and Mutilated Certificates. The holder of any stock of the corporation shall immediately notify the corporation of any loss, destruction or mutilation of the certificate thereof, and the Board of Directors may in its discretion cause a new certificate or certificates to be issued to him upon the surrender of the mutilated certificates or, in case of loss or destruction of the certificate, upon satisfactory proof of such loss or destruction, and, if the Board shall so require, upon the delivery to the corporation of a bond in such form and amount and with such surety or sureties as the Board may require.

         Section 4. Dividends. The Board of Directors shall have the power to authorize dividends to the maximum and fullest extent permitted by the insurance laws of the State of Arizona.

                                   ARTICLE VI
                                   ----------
                                 INDEMNIFICATION
                                 ---------------

         Subject to the further provisions hereof, the corporation shall indemnify any and all of its existing and former directors, officers, employees, and agents against all expenses incurred by them and each of them, including but not limited to legal fees, judgments, penalties, and amounts paid in settlement or compromise, which may arise or be incurred, rendered, or levied in any legal action brought or threatened against any of them for or on account of any action or omission alleged to have been committed while acting within the scope of employment as director, officer, employee, or agent of the corporation, whether or not any action is or has been filed against them and whether or not any settlement or compromise is approved by a court. Indemnification shall be made by the corporation whether the legal action brought or threatened is by or in the right of the corporation or by any other person.

         Whenever any existing or former director, officer, employee, or agent shall report to the President of the corporation or the Chairman of the Board that he or she has incurred or may incur expenses, including but not limited to legal fees, judgments, penalties, and amounts paid in settlement or compromise, in a legal action brought or threatened against him or her for or on account of any action or omission alleged to have been committed by him or her while acting within the scope of his or her employment as a director, officer, employee, or agent of the corporation, the Board of Directors shall, at its next regular or at a special meeting held within a reasonable time thereafter, determine in good faith whether, in regard to the matter involved in the action or contemplated action, such person acted, failed to act, or refused to act willfully or with gross negligence or with fraudulent or criminal intent. If the Board of Directors determines in good faith that such person did not act, fail to act, or refuse to act willfully or with gross negligence or with fraudulent or criminal intent in regard to the matter involved in the action or contemplated action, indemnification shall be mandatory and shall be automatically extended as specified herein; provided, however, that no such indemnification shall be available with respect to liabilities under the Securities Act of 1933; and provided further, that the corporation shall have the right to refuse indemnification in any instance in which the person to whom indemnification would otherwise have been applicable shall have unreasonably refused to permit the corporation, at its own expense and through counsel of its own choosing, to defend him or her in the action.



         This section shall apply to any liability of any spouse of any person to whom this section is applicable if the liability of said spouse is based on the conduct of the person covered by this action.

                                   ARTICLE VII
                                   -----------
                                      SEAL
                                      ----

         The corporate seal of the corporation shall be circular in form with the name of the corporation and the state and year of incorporation appearing therein.

                                  ARTICLE VIII
                                  ------------
                                   AMENDMENTS
                                   ----------

         The stockholders or the Board of Directors may amend or change the bylaws of the corporation at any annual, regular or special meeting when the notice or waiver of notice of the meeting contains the amendments or changes proposed.


                                   ARTICLE IX
                                   ----------
                                   COMMITTEES
                                   ----------

         Section 1. Committees of Directors. The Board of Directors may, by resolution adopted by a majority of the authorized number of directors, designate an executive committee and one (1) or more other committees, each consisting of one or more directors, to serve at the pleasure of the board. The board may designate one (1) or more directors as alternate members of any committee, who may replace any absent member at any meeting of the committee. The appointment of members or alternate members of a committee requires the vote of a majority of the authorized number of directors. A committee, to the extent provided in the resolution of the board, shall have all the authority of the board, except with respect to:

         (a) the approval of any action which, under the Corporation Law, also requires shareholders' approval or approval of the outstanding shares;

         (b) the filling of vacancies on the Board of Directors or in any committee;

         (c) the fixing of compensation of the directors for serving on the board or any committee;

         (d) the amendment or repeal of these bylaws or the adopting of new bylaws;

         (e) the amendment or repeal of any resolution of the Board of Directors which by its express terms is not so amendable or repealable;

         (f) the appointment of any other committees of the Board of Directors or the members of such committees.

         The Board of Directors, with or without cause, may dissolve any such committee or remove any member thereof at any time. The designation of any such committee and the delegation thereto of authority shall not operate to relieve the Board of Directors, or any member thereof, of any responsibility imposed by laws.

         Section 2. Meetings and Action of Committees. Meetings and actions of committees shall be governed by, and held and taken in accordance with, the provisions of Article II of these bylaws, Section 5 (place of meetings), Section 7 (regular meetings and notice), Section 8 (special meetings and notice),
Section 9 (waiver of notice of meeting), Section 10 (quorum), and Section 13 (action without a meeting), with such changes in the context of those bylaws as are necessary to substitute the committee and its members for the Board of Directors and its members; provided, however, that the time of regular meetings of committees may be determined either by resolution of the Board of Directors or by resolution of the committee, that special meetings of committees may also be called by resolution of the Board of Directors, and that notice of special meetings of committees shall also be given to all alternate members, who shall have the right to attend all meetings of the committee. The Board of Directors may adopt rules for the government of any committee not inconsistent with the provisions of these bylaws.

                             CERTIFICATION OF BYLAWS

         I, Per Jacobson, the duly elected and acting Secretary of S-E-B Life Insurance Company (U.S.A.), an Arizona corporation, hereby certify that annexed hereto are true, correct, complete and current copies of the duly adopted Bylaws of the Corporation.

         IN WITNESS WHEREOF, I have executed this Certification this ____ day of _______, 1999.


                                              ---------------------------------
                                                        Per Jacobson, Secretary








March 6, 2001